UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 1, 2005

CINTAS CORPORATION
(Exact name of registrant as specified in its charter)

Washington	0-11399	31-1188630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6800 Cintas Boulevard, P.O. Box 625737, Cincinnati, Ohio	45262-5737
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code	(513) 459-1200

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

        On August 1, 2005 the Compensation Committee of the Board of Directors of Cintas Corporation approved a compensation arrangement for Scott D. Farmer. Under the arrangement, Mr. Farmer will receive a base salary and be eligible for a cash bonus. The bonus would be based on the achievement of targeted earnings per share growth and sales growth and other performance goals outlined by the Compensation Committee. If the Company meets the targeted growth in earnings per share and sales and the other key performance indicators, Mr. Farmer will receive the targeted bonus amount. The bonus can increase to up to 167% or decrease to 17% of the targeted bonus, depending on the extent to which these goals are achieved. If the goals up to certain levels are not met, no bonus will be paid.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 4, 2005	CINTAS CORPORATION BY: /s/ Thomas E. Frooman —————————— Thomas E. Frooman Vice President and Secretary, General Counsel